INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)                      (EXHIBIT 11)
                     (In millions, except per-share amounts)

                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                     ------------------------
                                                                                         1997          1996
                                                                                     -----------   -----------
Net earnings                                                                          $      34     $     98
                                                                                     ============  ===========
Primary net earnings                                                                         34           98
Reduction in minority interest expense, net of taxes, assuming
     conversion of preferred securities of subsidiary                                         *            3
                                                                                     ------------  -----------
Fully diluted net earnings                                                            $       34    $     101
                                                                                     ============  ===========
Earnings per common share                                                             $      .11    $     .36
                                                                                     ============  ===========
Primary earnings per share                                                            $      .11    $     .36
                                                                                     ============  ===========
Fully diluted earnings per share                                                      $      .11    $     .36
                                                                                     ============  ===========
PRIMARY SHARES
Average shares outstanding                                                                 300.6        268.9
 Shares assumed to be repurchased using long-term incentive plan deferred
      compensation at average market price                                                  (0.9)        (0.8)
Shares assumed to be issued upon exercise of stock options, net of treasury
      buyback at average market price                                                        1.2          2.0
                                                                                     ------------  -----------
Primary shares                                                                             300.9        270.1
                                                                                     ============  ===========
FULLY DILUTED SHARES
Average shares outstanding                                                                 300.6        268.9
 Shares assumed to be repurchased using long-term incentive plan deferred compensation at period-end market price (if higher than average market
      price)                                                                                (0.9)        (0.7)
Shares assumed to be issued upon exercise of stock options, net of treasury
      buyback at period-end market price (if higher than average market price)               1.2          2.1
Shares assumed to be issued upon conversion of
      preferred securities of subsidiary                                                       *          8.3
                                                                                     ------------  -----------
Fully diluted shares                                                                       300.9        278.6
                                                                                     ============  ===========

Note: The Company reports earnings per common share as the effect of dilutive securities is less than 3%.
* Preferred securities of subsidiary were anti-dilutive.


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